ASSET PURCHASE AGREEMENT

BY AND BETWEEN

SKY CENTURY INVESTMENT, INC., AS PURCHASER

AND

KHAMIJON ALIMZHANOV, AS SELLER

DATED AS OF FEBRUARY 29, 2020

This Asset Purchase Agreement (this “Agreement”) is made on this 29th day of February 2020, by and between, SKY CENTURY INVESTMENT, INC., a Nevada corporation (the “Purchaser”) and KHAMIJON ALIMZHANOV, (the “Seller”), an individual.

RECITALS

WHEREAS, Purchaser desires to purchase from Seller 100% of proprietorship of Cannabis News LLC, a Wyoming limited liability company owned by Seller, with Cannabis News application solely owned by Cannabis News LLC; and

WHEREAS, Seller desires to sell to Purchaser 100% of proprietorship of Cannabis News LLC, a Wyoming limited liability company owned by Seller, including Cannabis News application, along with all the certified access codes and licenses, owned by the Seller in accordance with the terms, and subject to the conditions, contained in this Agreement; and

WHEREAS, Seller agrees to further dedicate its best efforts to developing and improving Cannabis News Application to the extent it deems necessary and appropriate.

IN CONSIDERATION OF the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound subject to the terms and conditions herein set forth, hereby agree as follows:

1. Purchase and Sale of Assets; Purchase Price.

1.1 Contribution and Agreement to Sell and Purchase Assets.

(a) Seller will:

(i)sell, convey, assign and transfer to Purchaser free and clear of all liens and encumbrances the 100% of proprietorship of Cannabis News LLC owned by Seller;

(ii)sell, convey, assign and transfer to Purchaser free and clear of all liens and encumbrances the 100% of proprietorship of Cannabis News Application owned by Cannabis News LLC, along with all the certified access codes and licenses;

(b) The total purchase price and consideration to be paid by the Purchaser for the purchased assets and all accrued benefits and rights attaching thereto is one hundred ninety-eight thousand U.S. dollars ($198,000) (the “Purchase Price”).

1.2 Description of Assets.

Cannabis News Application owned by Cannabis News LLC is a mobile application which purpose and designation are to collect and combine cannabis related news from various sources and providing it to users in a convenient way. The Seller hereby agrees and confirms that it is obliged to further continue to develop and promote its product.

Seller hereby acknowledges it has conducted all the necessary due diligence on Cannabis News Application regarding its working capacity. Seller further acknowledges Cannabis News Application is fully operable and functioning in full.

2. Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) is being held remotely via electronic or other exchange of closing deliverables, or at such physical location as the parties may mutually agree upon, concurrently with the execution and delivery of this Agreement. The “Closing Date” is February 29, 2020.

2.1 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) shall be borne and paid when due by the party responsible for such taxes under applicable Law. Purchaser shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary).

3. Representations and Warranties of the Seller and the Company. The Seller and the Company hereby, jointly, and severally, represent and warrant to the Purchaser as follows:

3.1 Authorization, Enforceability.

(i) The Seller has full legal capacity to execute and deliver this Agreement and the Transaction Documents to be executed and delivered by the Seller and to perform the Seller’s obligations under this Agreement and such Transaction Documents. The Seller’s execution, delivery and performance of this Agreement and the Transaction Documents to which the Seller is a party and the consummation of the transactions contemplated by this Agreement and such Transaction Documents by the Seller (i) are within the powers and authority of the Seller and (ii) do not (A) require any action by or in respect of, or filing with, any Governmental Authority or any other Person, including the receipt by the Seller or the Company of any Governmental Approval or other Consent, or (B) contravene, violate or constitute, whether with or without the passage of time or the giving of notice or both, a breach or default under, any Law applicable to the Seller or any Contract to which the Seller or any of the Seller’s properties is bound or subject.

(ii) This Agreement and each of the Transaction Documents entered into by the Seller are the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

(iii) There is no pending or, to Seller’s Knowledge, threatened Litigation, and no Order entered (A) imposing or seeking to impose limitations on the Seller’s ability to hold or exercise full rights of ownership of any of the Purchased Assets (B) restraining or enjoining or prohibiting or seeking to restrain, enjoin or prohibit the Seller from consummating the transactions contemplated by this Agreement or the other Transaction Documents to which the Seller is a party.

3.2 No Violations. The Seller’s execution, delivery and performance of this Agreement and the Transaction Documents to be executed, delivered and performed by the Seller and the consummation of the transactions contemplated hereby and thereby, do not and will not (with or without the giving of notice or the lapse of time or both) result in a violation or breach of or default under, vest or create in any other Person any right or claim under, or result in the creation of any Lien (or any obligation to create any Lien) upon the Purchased Assets or any of the properties or assets of the Company, (a) any Law applicable to the Seller, the Company or any of their respective properties or assets considered as a whole, (b) any provision of any of the Organizational Documents of the Company or (c) any Contract to which the Seller or any Company is a party or by which any of their respective properties or assets considered as a whole may be bound.

3.3 Corporate Status.

(a) Organization. Company is duly organized, validly existing and in good standing under the laws of Wyoming and has full corporate or limited liability company power and authority, as applicable, to conduct its business and to own or lease and to operate its properties as presently being conducted.

(b) Qualification to do Business. The Company is duly qualified to do business and in good standing and qualified in each jurisdiction where the failure to qualify would have a Material Adverse Effect upon the Company.

(c) Subsidiaries or Interests in Other Persons. The Company does not have any Subsidiaries. The Company does not own any debt, equity or other ownership or financial interest in any other Person.

3.4 Financial Statements. The Seller and the Company have delivered to the Purchaser true and complete in all material respects copies of the Company’s Financial Statements. The Financial Statements have been derived from the financial books and records of account of the Company. The Financial Statements have been prepared in accordance with the Company’s standard accounting practices and procedures consistently applied for the periods indicated in the Financial Statements. The financial books and records of account of the Company have been maintained in the ordinary course of business and accurately and fairly reflect, in reasonable scope and detail in accordance with good business practice, the transactions and assets and liabilities of the Company and such other information as is contained in the financial books and records. The balance sheets included in the Financial Statements present fairly the financial position of the Company as at the respective dates thereof; and the statements of income, profits and losses, statements of shareholder’s equity and statements of cash flows included in such Financial Statements present fairly the results of operations and changes in shareholders’ equity and cash flows of the Company for the respective periods indicated.

3.5 Undisclosed Liabilities. The Company has no liabilities, obligations or commitments of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except (i) those which are adequately reflected or reserved against in the most recent balance sheet of the Company included in the Interim Financial Statements (the date of such balance sheet, the “Balance Sheet Date”); and (ii) those which have been incurred in the ordinary course of business since the Balance Sheet Date.

3.6 Absence of Changes.  Since the Incorporation Date, (i) the Company has carried on their business in the ordinary course consistent with past practice, and (ii) there has been no event, occurrence, change or development that has had a Material Adverse Effect. Upon closure of the transaction, the Seller will continue to operate as an independent entity in a course it deems necessary.

3.7 Tax Matters.

(a) (i) all Tax Returns of the Company that were required to be filed on or before the date of this Agreement have been duly and timely filed and are correct and complete in all material respects, (ii) all Taxes for periods prior to the Closing and due and payable prior to Closing by the Company has been paid on or before the Closing or an adequate provision therefor has been made on the financial books and records of the Company, and (iii) Company is currently not a beneficiary of any extension of time within which to file any Tax Return.

(b) None of the assets of the Company are subject to a Lien with respect to Taxes except Permitted Liens.

(c) There are no pending claims (other than a claim that has been finally settled and fully paid) concerning any possible liability for Taxes of the Company asserted, raised or, to the Seller’s Knowledge, threatened by the IRS or any other taxing authority.

(d) Company has not: (i) waived any statute of limitations, (ii) agreed to any extension of the period for assessment or collection, or (iii) executed or filed any power of attorney with respect to Taxes, which waiver, extension, agreement or power of attorney is currently in force.

3.8 Litigation. There is no Litigation pending, or to Seller’s Knowledge threatened, by or against any of the Seller, the Company or any of their respective properties or assets. There are no outstanding Orders against any of the Seller or the Company.

3.9 Compliance with Laws. The Company is in compliance with all Laws applicable to it or any of its respective properties, assets, operations or business other than violations which, individually or in the aggregate, would not have a Material Adverse Effect.

3.10 Disclaimer of Implied Warranties. Except as otherwise expressly set forth in this Agreement, neither the Seller nor Company, nor any officer, director, employee, representative or agent thereof make any representations or warranties of any kind or nature, whether express, or implied, with respect to the Seller, the Company, or any of their respective assets, liabilities, operations, prospects or otherwise. Seller expressly disclaim any representations or warranties of any kind or nature, express or implied, written or oral, as to the condition, value or quality of the business, Purchased Assets, assets or real property, and Seller specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose, and Purchaser shall rely on its own examination and investigation thereof as well as the representations and warranties set forth solely in this Agreement or any other Transaction Document.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as follows:

4.1 Corporate Status, Authorization; Capitalization. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Purchaser has the corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents to which the Purchaser is a party, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of the Purchaser. The Purchaser has duly executed and delivered this Agreement and each Transaction Document to which the Purchaser is a Party. This Agreement and each Transaction Document to which the Purchaser is a Party constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its respective terms.

4.2 Absence of Changes.  Since the Incorporation Date, there has been no event, occurrence, change or development that has had a Material Adverse Effect. Purchaser is now conducting business in the area of CBD products.

4.3 Litigation. There is no pending or, to the Purchaser’s knowledge, threatened Litigation, and no Order entered or outstanding restraining or enjoining or prohibiting or seeking to restrain, enjoin or prohibit the Purchaser from consummating the transactions contemplated by this Agreement and the other Transaction Documents.

4.4 Access to Information. Purchaser and its representatives have had full and complete access to the assets, personnel, properties, Books, Records, agreements, leases and documents of the Company and Seller and have had the opportunity to inspect such items, and to make such further inquiries of the Seller and Company and their representatives, in their discretion, have determined to be necessary to evaluate the Company and the acquisition of the Transferred Equity. The Purchaser acknowledges that it has had the opportunity to conduct due diligence and investigation with respect to this transaction. The Purchaser further acknowledges that, to the extent the Purchaser as any of the Purchaser’s Representatives, by reason of such due diligence and investigation whether or not undertaken, knew or should have known that any representation or warranty by the Seller or Company is or might be inaccurate or untrue, this constitutes a release and waiver of any and all actions, claims, suits, damages or rights to indemnity, at law or in equity, against the Seller by the Purchaser arising out of breach of that representation or warranty.

4.5 No Approvals Required. No consent, approval, or authorization of any third party or Governmental Authority is required in connection with the execution and delivery by Purchaser of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

4.6 Purchaser’s Industry Knowledge. Purchaser’s representations and warranties that it has the requisite knowledge and industry expertise to operate the Business as Seller and Company has operated the Business.

4.7 Cannabis News Application. Purchaser hereby acknowledges it has performed all the necessary testing on the performance of Cannabis News Application. Purchaser further acknowledges it has found the features of Cannabis News Application satisfactory.

5. Indemnifications.

5.1 Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Closing until the date that is eighteen (18) months after the Closing (the “Termination Date”) and shall thereupon expire, together with any right to indemnification for a breach or inaccuracy thereof and be of no further force or effect. The covenants contained in this Agreement shall survive for the period set forth therein or otherwise until fully performed in accordance with the terms thereof.

5.2 Indemnification by Seller. Subject to the limitations set forth in this Agreement, from and after the Closing Date, the Seller will indemnify and hold harmless the Purchaser and its directors, officers, and agents (hereinafter referred to individually as a “Purchaser Indemnified Person” and collectively as the “Purchaser Indemnified Persons”), from and against any and all Indemnifiable Losses that may be imposed upon, incurred by or asserted against any Purchaser Indemnified Person resulting from, relating to, arising out of, or in connection with:

(i) any breach or default by the Seller in connection with any of the covenants and agreements given or made by the Seller in this Agreement.

The Purchaser and the Purchaser Indemnified Persons shall take and cause their Affiliates to take all reasonable steps to mitigate any Indemnifiable Losses upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Indemnifiable Losses.

5.3 Indemnification by the Purchaser. Subject to the limitations set forth in this Section, the Purchaser will indemnify and hold harmless the Seller and his estate and personal representatives (hereinafter referred to individually as a “Seller Indemnified Person” and collectively as the “Seller Indemnified Persons”) from and against any and all Indemnifiable Losses that may be imposed upon, incurred by or asserted against any Seller Indemnified Person resulting from, relating to, arising out of or in connection with:

(i) any misrepresentation or breach or default by the Purchaser in connection with any of the representations and warranties made by the Purchaser; and

(ii) any breach or default by the Purchaser in connection with any of the covenants and agreements given or made by the Purchaser in this Agreement; or

(iii) Purchaser’s ownership of the Company or the conduct or operation of the business or affairs of the Company following the Closing Date, including any liabilities or obligations thereof.

The Seller and the Seller Indemnified Persons shall take and cause their Affiliates, if any, to take all reasonable steps to mitigate any Indemnifiable Losses upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Indemnifiable Losses.

6. Definitions.

6.1 Terms.

6.1.1. Generally. The words “hereby,” “herein,” “hereof;” “hereunder” and words of similar import refer to this Agreement as a whole (including any Schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Articles, Sections, and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The definitions given for terms in this Section 6 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to “dollars” or “$” shall be deemed references to the lawful money of the United States of America. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

6.2 Certain Terms. Whenever used in this Agreement (including in the Exhibits and Schedules), the following terms shall have the respective meanings given to them below or in the Sections indicated below:

Affiliate: with respect to any Person specified: (i) any Person that directly or indirectly through one or more intermediaries controls, is controlled by or under common control with the Person specified; (ii) any director, officer, or Subsidiary of the Person specified; and (iii) any Family Member of the Person specified. For purposes of this definition and without limitation to the previous sentence, (x) “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) of a Person means the power, direct or indirect, to direct or cause the direction of management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, and (y) any Person beneficially owning, directly or indirectly, more than ten (10%) percent or more of any class of voting securities or similar interests of another Person shall be deemed to be an Affiliate of that Person.

Agreement: has the meaning set forth in the introductory paragraph hereto.

Books and Records: all financial records and books of account of the Company.

Business Day: a day other than a Saturday, a Sunday or other day on which banking institutions in New York, New York are authorized or required to close.

Closing: has the meaning set forth in Section 2.

Closing Date: has the meaning set forth in Section 2.

Company: has the meaning set forth in the introductory paragraph hereto.

Consent: any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person.

Contract: any note, bond, mortgage, indenture, guarantee, license, lease, agreement, contract, or other binding obligation, including all amendments thereto.

Family Member: with respect to any Person specified, means the spouse, parents, children, siblings, mothers in law, fathers in law, sons in law, daughters in law, brothers in law, and sisters in law of the Person specified, whether arising by blood, marriage or adoption.

Financial Statements: Year-End Financial Statements and the Interim Financial Statements, collectively.

Governmental Approval: any Consent of, with, or to any Governmental

Authority.

Governmental Authority: any legislative, executive, judicial, or administrative body, including any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality, of the government of the United States or of any foreign country, any state or any political subdivision of any such government (whether state, provincial, county, city, municipal or otherwise).

Indemnifiable Losses: all losses, liabilities, obligations, claims, demands, damages, penalties, settlements, causes of action, costs and expenses, and all reasonable investigation and attorneys’, experts’ and accountants’ fees, expenses and disbursements and court costs.

IRS: the U.S. Internal Revenue Service.

Knowledge: “to Seller’s Knowledge” or words to that effect shall mean, with respect to Seller or the Company, the actual knowledge of Seller, without any duty to investigate.

Law: means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

Lien: exclusive of Permitted Liens, any mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting trust agreement, interest, option, right of first offer, negotiation or refusal, right of purchase, proxy, lien, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such liens as may arise under any Contract.

Litigation: any action, cause of action, claim, demand, suit, or proceeding of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened, by or before any court, tribunal, arbitrator or other Governmental Authority.

Material Adverse Effect: means any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, financial condition or assets of the Company, taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Purchaser; (vi) any matter of which Purchaser is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

Order: any order, writ, injunction, judgment, decree or other determination of any court or arbitrator or any Governmental Authority, whether preliminary or final.

Organizational Documents: as to any Person, its certificate or articles of incorporation, certificate or articles of organization or formation, by-laws, operating agreement, limited liability company agreement, and comparable organizational documents.

Permits: all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises, rights, orders, qualifications and similar rights and approvals granted or issued by any Governmental Authority relating to the Business.

Person: any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

Purchase Price: has the meaning set forth in Section 1.1 (b).

Purchaser: has the meaning set forth in the introductory paragraph hereto.

Representatives: as to any Person, such Person’s accountants, counsel, consultants (including actuarial, environmental and industry consultants), officers, directors, employees, agents and other advisors and representatives.

Seller: has the meaning set forth in the introductory paragraph hereto.

Subsidiary: with respect to any Person specified: each other Person in which the Person specified owns or controls, directly or indirectly, capital stock or other equity interests representing fifty (50%) percent or more of the outstanding voting stock or other equity interests or the right to receive fifty (50%) percent or more of the profits or equity value of such other Person.

Tax or Taxes: means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

Tax Return: any return, report, declaration, form, claim for refund or information return or statement required to be filed with respect to axes, including any schedule or attachment thereto, and including any amendment thereof.

Taxing Governmental Authority: means, with respect to federal income taxes, the Internal Revenue Service, and, with respect to any other taxes, the applicable governmental body with the authority to audit and collect such taxes.

Transaction Documents: this Agreement and each of the documents, agreements, certificates and instruments to be delivered by the Purchaser or Seller.

Financial Statements: the Financial Statements of the Company, including the balance sheet and statements of earnings, statements of stockholders’ equity and statements of cash flows and accompanying notes, together with reports.

7. General Provisions.

7.1 Notices. All notices, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid or (c) sent by next day or overnight mail or delivery with charges prepaid, to the address set forth on the signature page to this Agreement below the signature line of the party to whom such notice, demand, waiver or other communication is being sent; or, in each case, at such other address as may be specified in writing to the other parties hereto. All such notices, requests, demands, waivers and other communications shall be deemed to have been given (i) if by personal delivery on the day of such delivery, (ii) if by certified or registered mail, on the third business day after the mailing thereof, or (iii) if by next day or overnight mail or delivery, on the day delivered.

7.2 Governing Law, Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE OF NEVADA OR ANY OTHER JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT SUCH PARTY MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT.

7.3 Further Assurances. From and after the Closing, each party shall, at the other’s request and without the obligation of the to expend any funds or incur any costs, (a) execute and deliver to the other such further endorsements, assignments and instruments of transfer and conveyance and take such other actions as the Purchaser reasonably requests in the case of Purchaser as requesting party to transfer, vest or perfect the Purchaser’s rights in and to the Purchased Assets and all accrued benefits and rights attaching thereto, free and clear of all Liens and adverse claims or in each case otherwise to effectuate more fully the transactions contemplated by this Agreement, (b) provide or cause to be provided on reasonable terms such written information with respect to himself or itself and take, or cause to be taken such actions, as the requesting party or any auditor reasonably deems necessary or desirable to complete any audit of any of the Company’s financial statements or to effectuate fully the terms of this Agreement, and (c) cooperate with each other in connection with, and make available to the other, as applicable, all materials reasonably requested with respect to, the Purchaser’s or the Company’s preparation of any filing with any Governmental Authority which may be required by the Purchaser or the Company related to this Agreement and the transactions contemplated by this Agreement.

7.4 Amendment; Waivers, Etc. No amendment or modification of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. Except as otherwise provided in this Agreement, the rights and remedies provided in this Agreement are independent of, and in addition to, any other rights and remedies that any party may have at law or in equity or otherwise, all of which shall be cumulative.

7.5 Entire Agreement. This Agreement, including the Schedules and exhibits hereto, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

7.6 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

7.7 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

7.8 Counterparts; Facsimile. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The reproduction of signatures by means of facsimile, portable document format (PDF) files attached to electronic mail or other electronic device shall be treated as though such reproductions are executed originals, and each party hereto covenants and agrees to provide the other party hereto with a copy of this Agreement bearing original signatures within five (5) business days following transmittal by facsimile, electronic mail or other electronic means.

[***Signature Pages Follow***]

IN WITNESS WHEREOF, the parties have duly executed this Asset Purchase Agreement as of the date first above written.

PURCHASER:

SKY CENTURY INVESTMENT, INC.

By: /s/ Khamijon Alimzhanov

Name: Khamijon Alimzhanov

Title: President and Director

SELLER:

CANNABIS NEWS LLC

By: By: /s/ Khamijon Alimzhanov

Name: Khamijon Alimzhanov

Title: Director